AMENDMENT 2 TO

                             DISTRIBUTION AGREEMENT


THIS AMENDMENT NO. 2 TO THE DISTRIBUTION AGREEMENT is made as of April 13th, 2007, by and between First Security Benefit Life Insurance and Annuity Company of New York ("FSBL") and Security Distributors, Inc. ("SDI").

     WHEREAS, FSBL and SDI are parties to that certain Distribution Agreement dated July 1, 2002, as amended (the "Agreement"); and

     WHEREAS,  the  parties  hereto  desire to amend the  Agreement  to  replace
Schedule 1 with the Schedule 1 included herein.

     NOW, THEREFORE, in consideration of their mutual promises, FSBL and SDI agree as follows:

     1. Schedule 1 of the Agreement is deleted in its entirety and replaced with the following:

                                   SCHEDULE 1
                         Contracts Subject to Agreement

--------------------------------------------------------------------------------
    Contract Marketing Name         Contract Form Nos.     SEC Registration No.
--------------------------------------------------------------------------------
AdvisorDesigns Variable Annuity     FSB 216 (10-01)             333-89236
                                    FSB 216 (10-01)U            811-21104
--------------------------------------------------------------------------------
AdvanceDesigns Variable Annuity     FSB 234 (5-04)              333-18136
                                    FSB 234 (5-04)U             811-21613
--------------------------------------------------------------------------------
SecureDesigns Variable Annuity      FSB 236 (1-05)              333-120600
                                    FSB 236 (1-05)U             811-21613
--------------------------------------------------------------------------------
EliteDesigns Variable Annuity       FSB 242 (1-07)              333-142084
                                    FSB 242 (1-07)U             811-21104
--------------------------------------------------------------------------------

     2. In the event of a conflict between the terms of this Amendment No. 2 and the Agreement, it is the intention of the parties that the terms of this Amendment No. 2 shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment No. 2, the parties hereby confirm and ratify the Agreement. The Agreement dated July 1, 2002, and this Amendment No. 2 constitute the entire agreement among the parties with respect to the arrangements described herein.

     3. This Amendment No. 2 may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 2 as of the date first above written.


                                       FIRST SECURITY BENEFIT LIFE INSURANCE AND
                                       ANNUITY COMPANY OF NEW YORK

                                       By Its Authorized Officer


                                       By:    /s/ THOMAS SWANK
                                              ----------------------------------
                                              Thomas Swank, President

                                       Date:  April 13, 2007
                                              ----------------------------------


                                       SECURITY DISTRIBUTORS, INC.

                                       By Its Authorized Officer


                                       By:    /s/ GREG GARVIN
                                              ----------------------------------
                                              Greg Garvin, President

                                       Date:  April 13, 2007
                                              ----------------------------------